Exhibit 99.1

For Release: January 28, 2009
Contact: Lisa Razo, Merchants Bank, at (802) 865-1838

Merchants Bancshares, Inc. Announces strong 2008 Results, Loans increase 16%, EPS increases 11%

SOUTH BURLINGTON, VT-- Merchants Bancshares, Inc. (NASDAQ: MBVT), the parent company of Merchants Bank, today announced net income of $11.92 million or diluted earnings per share of $1.96 for the year ended December 31, 2008. This compares with net income of $10.86 million or diluted earnings per share of $1.76 from the previous year. Merchants earned $3.06 million or diluted earnings per share of $0.51 for the quarter ended December 31, 2008, compared to net income of $2.92 million or diluted earnings per share of $0.48 for the same quarter of the previous year. Merchants previously announced the declaration of a dividend of 28 cents per share, payable February 19, 2009, to shareholders of record as of February 5, 2009.

The return on average assets was 0.93% for both 2008 and for the quarter ended December 31, 2008, compared to 0.96% for 2007 and 1.00% for the quarter ended December 31, 2007. The return on average equity was 15.83% for the year and 16.32% for the quarter ended December 31, 2008, compared to 15.37% for the year and 16.03% for the fourth quarter of 2007.

"2008 was a strong year for us, with EPS up 11% compared to 2007, in spite of a very challenging economic climate," said Michael R. Tuttle, Merchants' President and CEO. "We experienced solid growth in both loans and deposits during the year. Merchants Bank presented a safe, stable, secure profile in contrast to the volatility evident in the daily headlines."

Merchants' net interest margin increased slightly to 3.58% for 2008, compared to 3.56% for 2007, and increased 37 basis points to 3.81% for the fourth quarter of 2008, compared to 3.44% for the fourth quarter of 2007. Merchants' net interest income increased $5.44 million to $43.65 million for 2008 compared to 2007, a 14% increase, and increased $2.47 million to $12.10 million for the fourth quarter of 2008 compared to 2007, a 26% increase. Merchants' net interest margin and net interest income were positively impacted during the fourth quarter by a $194 thousand prepayment penalty received on an investment security. This prepayment penalty benefited the margin for the fourth quarter by six basis points, and benefited the margin for 2008 by one basis point. The increased net interest income is a result of an overall higher earning asset base and a higher net interest rate spread for 2008, when compared to 2007. Merchants' average earning assets for 2008 were $1.22 billion at an average yield of 5.63%, compared to $1.08 billion at an average yield of 6.01% for 2007. Average loans for 2008 were $781.65 million, a $68.53 million, or 10%, increase over 2007 average loans, and average investments were $428.20 million, a $102.34 million, or 31%, increase over 2007 averages. Average interest bearing liabilities increased to $1.07 billion at an average interest cost of 2.33% for 2008, compared to $931.59 million at an average cost of 2.83% for 2007.

Loans ended 2008 at $847.13 million, a $115.62 million, or 16%, increase over 2007 ending balances. Quarterly average loans were $825.40 million for the fourth quarter of 2008, a $94.71 million increase over the fourth quarter of last year. Merchants experienced strong growth across all loan categories during 2008; year-end 2008 commercial loans were 39% higher than year end 2007, residential real estate loans were 11% higher and commercial real estate balances were 17% higher. "We continue to find opportunities with solid, longstanding, creditworthy businesses throughout Vermont. We have also experienced a 32% increase in home mortgage

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originations for 2008 compared to 2007; this is a direct result of the fact that we have not originated home mortgages for sale for more than ten years. Our customers like having their mortgages held and serviced right here in Vermont," commented Tuttle.

Year-end loan balances were as follows:

(In thousands)	December 31, 2008	December 31, 2007

Commercial, financial and agricultural	$129,032	$ 92,740
Real estate loans - residential	395,834	356,472
Real estate loans - commercial	273,526	234,675
Real estate loans - construction	40,357	39,347
Installment loans	7,670	7,220
All other loans	708	1,054

Total loans	$847,127	$731,508

Merchants' investment portfolio increased to $431.61 million at December 31, 2008 from $365.59 million at December 31, 2007, an 18% increase. Investments purchased during the last year have consisted exclusively of government agency mortgage-backed securities. With the exception of one AA-rated security, all securities in Merchants' investment portfolio were either Agency guaranteed or rated AAA at December 31, 2008. Merchants wrote the AA-rated security down to its estimated fair value during the fourth quarter of 2008 and recorded a pre-tax other than temporary impairment charge of $369 thousand.

Deposits ended 2008 at $930.80 million, a $63.36, or 7% increase over 2007 ending balances. Quarterly average deposits were $946.53 million, a $72.13 million, or 8%, increase over the fourth quarter of last year. Time deposits were the fastest growing category of deposits during 2008, increasing 16% during 2008 to $385.12 million from $332.77 million at year end 2007. Time deposits represented 41% of Merchants' total deposits at December 31, 2008, compared to 38% of total deposits at December 31, 2007.

Merchants recorded a $600 thousand provision for credit losses during the fourth quarter of 2008 and $1.53 million year--to-date, compared to a $300 thousand provision for credit losses during the fourth quarter of 2007, and $1.15 million for 2007. The increase in the provision for 2008 was primarily a result of strong loan growth during 2008, as well as increased nonperforming loans and net charge-offs during the year. Nonperforming loans ended the year at $11.64 million, compared to $9.23 million at December 31, 2007. Nonaccruing loan totals at December 31, 2008 were flat compared to September 30 of this year, as reductions, and transfers to Other Real Estate Owned ("OREO"), of existing accounts totaling approximately $1.7 million were matched by equal amounts of additions during the quarter. Tuttle commented, "We continue to make good progress on reducing existing non-accrual loans, but expect to see some of this offset by additions in the current economic environment." At December 31, 2008, the allowance for loan losses was $8.89 million, 1.05% of total loans and 76% of non-performing loans, compared to the December 31, 2007 balance of $8.00 million, 1.09% of total loans and 87% of non-performing loans. Net charge-offs for 2008 totaled $564 thousand, compared to net charge-offs of $81 thousand for 2007. One loan accounted for almost all of the charge-offs during 2008, this loan was fully reserved at the end of 2007. Merchants had $803 thousand in OREO at December 31, 2008, and $475 thousand at December 31, 2007. Nonperforming assets as a percentage of total assets were 0.93% at December 31, 2008, compared to 0.83% at December 31, 2007.

Merchants' noninterest income decreased by $686 thousand to $8.66 million for 2008 compared to 2007 and by $805 thousand to $1.82 million for the fourth quarter of 2008 compared to the same period in 2007. As mentioned previously, Merchants recorded a $369 thousand other than temporary impairment charge related to one of its investment securities during the fourth quarter. Additionally, Merchants sold an investment in a limited partnership during the fourth quarter of last year and recognized a reduction in equity in losses of real estate limited partnerships of approximately $260 thousand. Excluding all security transactions and the gain just mentioned, noninterest income decreased by $176 thousand to $2.19 million for the fourth quarter of 2008 compared to 2007, and by $236 thousand to $8.95 million year to date. Trust company income

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has suffered in the current difficult market conditions, decreasing by $110 thousand for the fourth quarter of this year compared to last, and by $126 thousand year to date.

Total noninterest expense increased $1.10 million to $9.24 million for the fourth quarter of 2008 compared to 2007, and $2.81 million to $35.10 million year to date. Salaries and employee benefits increased $899 thousand to $4.88 million for the fourth quarter of this year compared to 2007, and $1.97 million to $17.60 million year to date. This increase is primarily a result of additional staff that we have hired in the corporate banking, executive and trust areas during 2008, as well as increases in health insurance costs.

Merchants also announced the extension, through January 2010, of its stock buyback program, originally adopted in January 2007. Under the program Merchants may repurchase 200,000 shares of its common stock on the open market from time to time, and had purchased 143,475 shares through December 31, 2008. Although Merchants did not repurchase any of its shares during the fourth quarter of 2008, and does not expect to repurchase shares in the near future, Merchants wanted to preserve the flexibility of an active buyback program.

Mr. Michael Tuttle, Merchants' President and Chief Executive Officer; and Ms. Janet Spitler, Merchants' Chief Financial Officer, will host a conference call to discuss these earnings results at 9:30 a.m. Eastern Time on Friday, January 30, 2009. Interested parties may participate in the conference call by dialing (888) 423-3273; the title of the call is Earnings Release Conference Call for Merchants Bancshares, Inc. Participants are asked to call a few minutes prior to register. A replay will be available until noon on Friday, February 6, 2009. The U.S. replay dial-in telephone number is (800) 475-6701. The international replay telephone number is (320) 365-3844. The replay access code for both replay telephone numbers is 967736.

The continuing mission of Merchants Bank is to provide Vermonters with a statewide community bank that blends a strong technology platform with a genuine appreciation for local markets. Merchants Bank fulfills this commitment through a branch-based system that includes 34 community bank offices and 42 ATMs throughout Vermont, Personal Bankers dedicated to top-quality customer service and streamlined solutions, including: Personal Checking and Savings with Free Checking for Life®, Cash Rewards Checking, a low-cost Money Market Account, Free Online Banking and Bill Pay, Overdraft Coverage, Direct Deposit, Free Debit Card, and Free Automated Phone Banking; Business Banking with Rewards Checking for Business, Business Online Banking and Bill Pay, Business Lines of Credit and Merchant Card Processing; Small Business Loans; Health Savings Accounts; Credit Cards; Flexible Certificates of Deposit; Vehicle Loans; Home Equity Credit; and Home Mortgages. Visit mbvt.com for more information. Merchants' stock is traded on the NASDAQ National Market system under the symbol MBVT. Member FDIC. Equal Housing Lender.

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect Merchants' current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause Merchants' actual results to differ significantly from those expressed in any forward-looking statement. Forward-looking statements should not be relied on since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Merchants' control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include changes in general economic conditions in Vermont, changes in interest rates, changes in competitive product and pricing

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pressures among financial institutions within Merchants' markets, and changes in the financial condition of Merchants' borrowers. The forward-looking statements contained herein represent Merchants' judgment as of the date of this report, and Merchants cautions readers not to place undue reliance on such statements. For further information, please refer to Merchants' reports filed with the Securities and Exchange Commission.

Continued

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Merchants Bancshares, Inc.
Financial Highlights (unaudited)
(In thousands except share and per share data)

	12/31/08	09/30/08	12/31/07	09/30/07

Balance Sheets - Period End
Total assets	$1,341,210	$1,317,312	$1,170,743	$1,116,079
Loans	847,127	814,598	731,508	739,175
Allowance for loan losses ("ALL")	8,894	8,367	8,002	7,726
Net loans	838,233	806,231	723,506	731,449
Securities available for sale	429,872	436,021	361,512	298,338
Securities held to maturity	1,737	3,174	4,078	4,395
Federal funds sold and other short-term investments	111	111	20,100	15,500
Other assets	71,257	71,775	61,547	66,397
Deposits	930,797	949,521	867,437	866,948
Securities sold under agreement to repurchase and
other short-term debt	124,408	89,298	98,917	84,484
Securities sold under agreement to repurchase,long-term	54,000	54,000	41,500	20,000
Other long-term debt	118,643	117,758	62,117	44,586
Junior subordinated debentures issued to
unconsolidated subsidiary trust	20,619	20,619	20,619	20,619
Other liabilities	14,847	9,295	4,846	7,435
Shareholders' equity	77,896	76,821	75,307	72,007
Balance Sheets - Quarter-to-Date Averages
Total assets	$1,320,845	$1,307,023	$1,169,811	$1,113,404
Loans	825,395	800,126	730,688	727,159
Allowance for loan losses	8,596	8,509	7,840	7,217
Net loans	816,799	791,617	722,848	719,942
Securities available for sale and FHLB stock	428,307	446,688	340,598	298,195
Securities held to maturity	2,187	2,909	4,247	5,424
Federal funds sold and other short-term investments	2,420	5,664	38,227	26,389
Other assets	71,132	60,145	63,891	63,454
Deposits	946,534	947,674	874,406	871,969
Securities sold under agreement to repurchase and
other short-term debt	96,736	82,794	94,785	80,579
Securities sold under agreement to repurchase, long-term	54,000	72,913	35,646	20,000
Other long-term debt	117,996	99,355	60,811	44,843
Junior subordinated debentures issued to
unconsolidated subsidiary trust	20,619	20,619	20,619	20,619
Other liabilities	9,845	9,979	10,780	5,458
Shareholders' equity	75,115	73,689	72,764	69,936
Interest earning assets	1,266,714	1,255,387	1,113,760	1,057,167
Interest bearing liabilities	1,110,612	1,100,447	958,669	913,927
Ratios and Supplemental Information - Period End
Book value per share	$13.58	$13.40	$13.05	$12.43
Book value per share (1)	$12.85	$12.70	$12.35	$11.78
Tier I leverage ratio	7.28%	7.50%	8.14%	8.45%
Tangible capital ratio	5.81%	5.83%	6.42%	6.44%
Period end common shares outstanding (1)	6,061,182	6,049,720	6,096,737	6,113,818
Credit Quality - Period End
Nonperforming loans ("NPLs")	$11,643	$11,594	$9,231	$9,934
Nonperforming assets ("NPAs")	$12,446	$11,594	$9,706	$9,934
NPLs as a percent of total loans	1.37%	1.42%	1.26%	1.34%
NPAs as a percent of total assets	0.93%	0.88%	0.83%	0.89%
ALL as a percent of NPLs	76%	72%	87%	78%
ALL as a percent of total loans	1.05%	1.03%	1.09%	1.05%

(1)	This book value and period end common shares oustanding includes 323,754; 317,161; 325,789; and 321,753; Rabbi Trust shares for the periods noted above, respectively.

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Merchants Bancshares, Inc.
Financial Highlights (unaudited)
(In thousands except share and per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Operating Results
Interest income
Interest and fees on loans	$11,797	$11,987	$46,611	$47,269
Interest and dividends on investments	5,777	4,577	21,971	17,330
Total interest and dividend income	17,574	16,564	68,582	64,599
Interest expense
Deposits	3,386	4,551	16,246	17,960
Short-term borrowings	277	900	1,686	3,503
Long-term debt	1,812	1,485	6,997	4,923
Total interest expense	5,475	6,936	24,929	26,386
Net interest income	12,099	9,628	43,653	38,213
Provision for credit losses	600	300	1,525	1,150
Net interest income after provision for credit losses	11,499	9,328	42,128	37,063
Noninterest income
Trust Company income	396	506	1,831	1,957
Service charges on deposits	1,436	1,461	5,437	5,474
Loss on investment securities	(369)	--	(287)	(97)
Equity in losses of real estate limited partnerships, net	(462)	(217)	(1,849)	(1,484)
Other noninterest income	823	879	3,526	3,494
Total noninterest income	1,824	2,629	8,658	9,344
Noninterest expense
Salaries, wages and employee benefits	4,875	3,976	17,603	15,632
Occupancy and equipment expenses	1,557	1,518	6,082	6,013
Legal and professional fees	541	653	2,449	2,411
Marketing expenses	314	298	1,652	1,199
State franchise taxes	263	259	1,066	992
Other noninterest expense	1,694	1,444	6,249	6,041
Total noninterest expense	9,244	8,148	35,101	32,288
Income before provision for income taxes	4,079	3,809	15,685	14,119
Provision for income taxes	1,015	893	3,768	3,261
Net income	$ 3,064	$ 2,916	$11,917	$10,858
Ratios and Supplemental Information
Weighted average common shares outstanding	6,058,922	6,112,689	6,069,653	6,148,494
Weighted average diluted shares outstanding	6,063,815	6,127,279	6,079,274	6,164,441
Basic earnings per common share	$0.51	$0.48	$1.96	$1.77
Diluted earnings per common share	0.51	0.48	1.96	1.76
Return on average assets	0.93%	1.00%	0.93%	0.96%
Return on average shareholders' equity	16.32%	16.03%	15.83%	15.37%
Net interest rate spread	3.56%	3.04%	3.30%	3.18%
Net interest margin	3.81%	3.44%	3.58%	3.56%
Efficiency ratio (1)	60.75%	62.29%	62.27%	62.45%

(1)

The efficiency ratio excludes amortization of intangibles, equity in losses of real estate limited partnerships, OREO expenses, gain/loss on sales of securities, state franchise taxes, and any significant nonrecurring items.

Note:	As of December 31, 2008, the Bank had off-balance sheet liabilities in the form of standby letters of credit to customers in the amount of $3.90 million.

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Merchants Bancshares, Inc.
Financial Highlights (unaudited)
(In thousands except share and per share data)

	For the Twelve Months Ended
	December 31,
	2008	2007

Balance Sheets - Year to-Date Averages
Total assets	$1,277,242	$1,131,588
Loans	781,645	713,119
Allowance for loan losses	8,415	7,275
Net loans	773,230	705,844
Securities available for sale and FHLB stock	425,038	320,733
Securities held to maturity	3,160	5,127
Federal funds sold and other short-term investments	10,551	36,388
Other assets	65,263	63,496
Deposits	923,863	873,674
Securities sold under agreement to repurchase and
other short-term debt	89,382	85,041
Securities sold under agreement to repurchase, long-term	62,046	23,944
Other long-term debt	93,753	50,719
Junior subordinated debentures issued to
unconsolidated subsidiary trust	20,619	20,619
Other liabilities	12,276	6,930
Shareholders' equity	75,303	70,661
Interest earning assets	1,220,394	1,075,367
Interest bearing liabilities	1,070,181	931,588